                                            Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
(as of August 1, 2021)
OF
NATIONAL INSTRUMENTS CORPORATION
A Delaware Corporation

4.4	Committee Changes	28
4.5	Alternate Members of Committees	28
4.6	Regular Meetings	28
4.7	Special Meetings	29
4.8	Quorum; Majority Vote	29
4.9	Minutes	29
4.10	Compensation	29
4.11	Responsibility	29
ARTICLE FIVE: NOTICE
5.1	Method	29
5.2	Waiver	30
ARTICLE SIX: OFFICERS
6.1	Election; Titles, Term of Office; Appointments	30
6.2	Removal	31
6.3	Vacancies	31
6.4	Authority	31
6.5	Compensation	31
6.6	Chairman of the Board	31
6.7	Chief Executive Officer and President	32
6.8	Vice Presidents	32
6.9	Treasurer	33
6.10	Assistant Treasurers	33
6.11	Secretary	33
6.12	Assistant Secretaries	33
ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS
7.1	Certificates for Shares	33
7.2	Replacement of Lost or Destroyed Certificates	34
7.3	Transfer of Shares	34
7.4	Registered Stockholders	35
7.5	Regulations	35
7.6	Legends	35
ARTICLE EIGHT: MISCELLANEOUS PROVISIONS
8.1	Dividends	35
8.2	Reserves	35
8.3	Books and Records	35
8.4	Fiscal Year	36
8.5	Seal	36
8.6	Resignations	36
8.7	Securities of Other Corporations	36

8.8	Telephone Meetings	36
8.9	Invalid Provisions	36
8.10	Mortgages, etc.	37
8.11	Headings	37
8.12	References	37
8.13	Amendments	37

AMENDED AND RESTATED BY-LAWS
(as of August 1, 2021)
OF
NATIONAL INSTRUMENTS CORPORATION
A Delaware Corporation
PREAMBLE
These by-laws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation of National Instruments Corporation, a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these by-laws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.
ARTICLE 1: OFFICES
1.1Registered Office and Agent.  The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.
1.2Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.
ARTICLE 2: MEETINGS OF STOCKHOLDERS
2.1Annual Meeting.  An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as required by these by-laws shall not invalidate any action taken by the board of directors or officers of the Corporation.

2.2Special Meeting.  A special meeting of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer or the board of directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office.
2.3Place of Meetings.  An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors, and the board may designate such meeting to be held by means of remote communication in lieu of a physical place. A special meeting of stockholders may be held at any place within or without the State of Delaware (or by means of remote communication) designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation or by means of remote communication unless another place is designated for meetings in the manner provided herein.
2.4Notice.  Written or printed notice stating the place, day, and time of each meeting of the stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail or (if permitted by applicable law) by electronic transmission, by or at the direction of the Chief Executive Officer, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at her/his address as it appears on the records of the Corporation, unless she/he shall have filed with the Secretary of the Corporation a written request that notices to her/him be mailed to some other address, in which case it shall be directed to her/him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

2.5Voting List.  At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by her/him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be open to the examination of any stockholder for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present. In furtherance of the foregoing, if the meeting is to be held solely by means of remote communication, then such list shall be open to the examination of any stockholder during the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided in accordance with applicable law.
2.6Quorum.  The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these by-laws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Notwithstanding any other provision of these by-laws, the chair of the meeting shall also have the authority to adjourn such meeting of stockholders from time to time, whether or not there is a quorum present. Notice of the time and place, if any, of adjourned meetings shall be required to be given solely as required by these by-laws and applicable law.

2.7Required Vote; Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.8Method of Voting; Proxies.  Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by her/his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.
2.9Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:
(a)In the absence of the board of directors fixing a different record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)In the absence of the board of directors fixing a different record date, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
(c)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may (but shall not be required to) fix a new record date for the adjourned meeting.
2.10Conduct of Meeting.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer (or such other person as may be designated by the board of directors if the Chief Executive Officer is absent or otherwise unable to act) shall preside at all meetings of stockholders (and references in these by-laws to the chairman or chair of the meeting or to the presiding officer of the meeting and similar such references shall be deemed references to the foregoing person). The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these by-laws or by some person appointed by the meeting. The board of directors and its designee(s) shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the person presiding at the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding individual, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the presiding individual shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

2.11Stockholder Proposals and Nominations of Persons for Election to the Board of Directors.  Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the board of directors, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these by-laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined subsequently in this by-law, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not less than 60 or more than 90 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of a meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice hereunder.

Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the contested election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) such person’s written consent to serve for a full term as a director if elected; (iii) all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and her/his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) an executed written representation and agreement (in such form as the secretary shall provide to the requesting stockholder following written request) that such person (A) has not entered into and will not enter into any commitment or assurance to any person or entity that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law; (B) other than as disclosed to the Corporation, (1) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given, and will not give, any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question; and (2) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a stockholder nominee or director; (C) if elected, will comply with the Corporation’s corporate governance guidelines, code of ethics, share ownership and trading policies and guidelines, and any other policies and guidelines of the Corporation applicable to directors, as well as any applicable law, rule or regulation or listing requirement; (D) consents to being named in the proxy statement for the annual meeting; (E) consents to the public disclosure of the information provided pursuant to these by-laws; and (F) represents that such person intends to serve as director of the Corporation for the full term if so elected; and (v) a completed and executed written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the secretary to the requesting stockholder following written request). For the avoidance of doubt, in order to be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under these by-laws) to the secretary at the principal executive offices of the Corporation compliant notices, including as to the written representations, agreements and questionnaires and other information contemplated hereby. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
Such stockholder’s notice shall set forth as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend any governing documents of the Corporation, the text of the proposed amendment); and (iii) a description of all agreements, arrangements and understandings between or among any of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.
Such stockholder’s notice shall also set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, their affiliates and associates and others acting in concert therewith, (ii) (A) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, their affiliates and associates and others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”); (iv) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and (v) any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
If any information or communications provided by the such stockholder to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), then such stockholder must promptly notify the secretary of the Corporation in writing and provide the information that is required to make such information or communication true, correct, complete and not misleading.

In addition, in order to be deemed timely notice hereunder, any person or entity providing any information to the Corporation pursuant to this Section 2.11 must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, postponement or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) pursuant to this Section 2.11 must be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation no later than (i) five business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date); and (ii) seven business days prior to the date of the annual meeting or any adjournment, postponement or other thereof (in the case of any update and supplement required to be made as of 10 business days prior to the annual meeting). No notification, update or supplement provided pursuant to these by-laws by or on behalf of a stockholder will be deemed to cure any defect in any previously provided information or communications, limit the remedies available to the Corporation relating to any such defect, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.
Notwithstanding the provisions of these by-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law; provided, however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these by-laws with respect to nominations or proposals as to any other business to be considered. Nothing in these by-laws shall be deemed to affect any rights: (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (b) of the holders of any series of preferred stock if and to the extent provided for under law, the certificate of incorporation or these by-laws. Subject to Rule 14a-8 under the Exchange Act, nothing in these by-laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Only persons nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
For the purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
2.12Inspectors.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof and make written report(s). If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of such person’s duties as inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall have such duties as prescribed by law or by the board and shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies; and shall receive, count and tabulate votes and ballots and otherwise act in accordance with their duties and responsibilities in determining the results fairly. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

2.13Proxy Access for Director Nominees.
(a)Inclusion of Stockholder Nominees in Proxy Materials. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting (beginning with the annual meeting to be held in 2020), subject to the provisions of this Section 2.13, the Corporation will include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the board of directors or a committee appointed by the board of directors, the name, together with the Required Information (as defined below), of any person properly nominated for election (a “Stockholder Nominee”) to the board of directors by an Eligible Stockholder (as defined below). An Eligible Stockholder must expressly elect, at the time of providing the notice required by this Section 2.13 (the “Nomination Notice”), to have each nominee of such Eligible Stockholder included in the Corporation’s proxy materials pursuant to this Section 2.13. For the avoidance of doubt, if a Stockholder Nominee is included in the Corporation’s proxy materials for an annual meeting, then the Corporation will also include such Stockholder Nominee on (i) any ballot distributed at such annual meeting; (ii) the Corporation’s proxy card; and (iii) any other format through which the Corporation permits proxies to be submitted.
(b)Definition of Eligible Stockholder. An “Eligible Stockholder” is a stockholder, or a group of no more than 20 stockholders, of the Corporation that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures, in each case as set forth in this Section 2.13. No person may be a member of more than one group of persons constituting an Eligible Stockholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.13, for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For purposes of this Section 2.13, two or more funds or trusts will be treated as one stockholder or beneficial owner (a “Qualifying Fund”) if they are (i) under common management and investment control; (ii) under common management and funded primarily by the same employer; or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(c)Required Information. For purposes of this Section 2.13, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, one or more Supporting Statements (as defined below).
(d)Delivery of Nomination Notice. To be timely, a Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary of the day on which the Corporation’s proxy statement relating to the immediately preceding annual meeting was first released to stockholders. No adjournment, postponement or other delay of an annual meeting, or any public announcement thereof, will commence a new time period (or extend any time period) for the giving of a Nomination Notice.
(e)Maximum Number of Stockholder Nominees.
(i)Maximum Number; Reductions. The maximum aggregate number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will not exceed the greater of (A) two or (B) 20 percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.13, or if such amount is not a whole number, then the closest whole number below 20 percent. This maximum number will be reduced by (1) the number of persons serving as directors or as nominees for director who, in either case, were elected or appointed to the board of directors or will be included in the Corporation’ proxy materials as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of common stock of the Corporation by such stockholder or group of stockholders from the Corporation), other than any director whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such annual meeting for another term of office; (2) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 and was accepted for nomination but either (a) is subsequently withdrawn, disregarded or declared invalid or ineligible; or (b) that the board of directors or a committee appointed by the board of directors decides to nominate for election; (3) the number of incumbent directors (as of the last day on which a

Nomination Notice may be delivered pursuant to this Section 2.13) who were Stockholder Nominees at any of the preceding three annual meetings (including any individual covered under clause (2) above) and whose election at the upcoming annual meeting is being recommended by the board of directors; and (4) the number of persons nominated in accordance with Section 2.11 (whether or not such nomination is subsequently withdrawn) at the annual meeting. Notwithstanding the previous sentence (x) in no event will the number of Stockholder Nominees appearing in the Corporation’s proxy materials pursuant to this Section 2.13 for any annual meeting exceed one-half of the number of directors to be elected at such annual meeting; and (y) in no event will the aggregate number of Stockholder Nominees in the Corporation’s proxy materials with respect to an annual meeting be below one if a valid Nomination Notice is properly delivered pursuant to this Section 2.13.
(ii)Impact of Vacancies. If (A) one or more vacancies for any reason occurs on the board of directors after the last day on which a Nomination Notice may be delivered pursuant to this Section 2.13 but before the date of the annual meeting and (B) the board of directors resolves to reduce the size of the board of directors in connection with such vacancy, then the maximum number of Stockholder Nominees will be calculated based on the number of directors in office as so reduced.
(iii)Ranking of Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials must rank its Stockholder Nominees in its Nomination Notice based on the order in which the Eligible Stockholder desires that such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of nominees provided for pursuant to Section 2.13(e)(i), then the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder will be selected by the Corporation for inclusion in the Corporation’s proxy materials until the maximum number of Stockholder Nominees is reached, going in order by the number (largest to smallest) of shares of common stock of the Corporation that each Eligible Stockholder disclosed as Owned (as defined below) in its Nomination Notice. If the maximum number of Stockholder Nominees is not reached after the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder has been selected, then this process will continue with the next highest-ranked Stockholder Nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(f)Ownership. For purposes of this Section 2.13, an Eligible Stockholder will be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the prior sentence will not include any shares (A) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (B) borrowed by such Eligible Stockholder or any of its affiliates for any purpose; (C) purchased by such Eligible Stockholder or any of its affiliates subject to an agreement to resell; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the full right to vote or direct the voting of any such shares by the Eligible Stockholder or its affiliates; or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its affiliates. A stockholder will “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares will be deemed to continue during any period in which the stockholder has (a) loaned such shares so long as the stockholder has the power to recall such loaned shares on no more than five business days’ notice and includes with the Nomination Notice an agreement that it (i) will promptly recall such loaned shares upon being notified by the Corporation that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (ii) will continue to hold such recalled shares through the date of the annual meeting; or (b) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning”, “Ownership” and other variations of the word “Own” will have correlative meanings. For purposes of this Section 2.13, the term “affiliate” will have the meaning given to it in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”).

(g)Eligible Stockholder Requirements.
(i)Ownership Requirement. To make a nomination pursuant to this Section 2.13, an Eligible Stockholder must have Owned continuously for at least three years (the “Holding Period”) a number of shares representing at least three percent of the Corporation’s common stock (such required number of shares, the “Required Shares”). For purposes of determining whether the Eligible Stockholder owned the Required Shares for the Holding Period, the number of shares of common stock will be determined by reference to the Corporation’s most recent periodic filings with the SEC during the Holding Period prior to the submission of the Eligible Stockholder’s Notice. The Required Shares must also be Owned continuously as of (i) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the Corporation in accordance with this Section 2.13; (ii) the record date for determining stockholders entitled to vote at the annual meeting; and (iii) the date of the annual meeting.
(ii)Additional Requirements for Groups of Stockholders. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.13, then (i) all shares held by each stockholder constituting their contribution to the Required Shares must have been held by that stockholder continuously for at least the Holding Period, and must also be Owned continuously as of (A) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the Corporation in accordance with this Section 2.13; (B) the record date for determining stockholders entitled to vote at the annual meeting; and (C) the date of the annual meeting; (ii) each provision in this Section 2.13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions will be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the Required Shares); and (iii) a breach of any obligation, agreement or representation under this Section 2.13 by any member of such group will be deemed a breach by the Eligible Stockholder.
(h)Information to be Provided by an Eligible Stockholder. Within the time period specified for providing the Nomination Notice, an Eligible Stockholder (which, for purposes of this Section 2.13(h), will be deemed to include any beneficial owner on whose behalf the nomination is made) making a nomination pursuant to this Section 2.13 must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation:

(i)the name and address of the Eligible Stockholder;
(ii)a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares of common stock of the Corporation that it Owns and has Owned continuously during Holding Period; (B) agreeing to continue to Own the Required Shares through the date of annual meeting; and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares following the annual meeting);
(iii)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, (A) the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all related matters (including any withdrawal of the nomination); (B) the written acceptance by such group member of such designation; and (C) the address, phone number and email address of such group member,
(iv)one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying that, as of a date within seven calendar days prior to the date that Nomination Notice is delivered or received at the principal executive offices of the Corporation, the Eligible Stockholder then Owns, and has Owned continuously for the Holding Period, the Required Shares;
(v)an undertaking by the Eligible Stockholder to provide, within seven calendar days after (A) the record date for the annual meeting (if, prior to such record date, the Corporation (1) has made disclosure of the record date in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act; or (2) delivered a written notice (including by email) of the record date to the Eligible Stockholder) or (B) the date on which the Corporation delivered to the Eligible Stockholder written notice (including by email) of the record date (if such notice is provided after the record date), one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(vi)in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the board of directors that demonstrates that such Qualifying Fund meets the requirements of a Qualifying Fund;
(vii)the information, agreements, certifications, representations and other documents required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.11;
(viii)a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the SEC as required by Rule 14a-18 under the Exchange Act (or any successor rule);
(ix)a representation and undertaking that (A) the Eligible Stockholder (1) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (2) has not nominated, and will not nominate, for election to the board of directors at the annual meeting any person other than any Stockholder Nominees being nominated by it pursuant to this Section 2.13; (3) has not engaged, and will not engage, in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule) in support of the election of any individual as a director at the annual meeting (other than its Stockholder Nominees or a nominee of the board of directors); (4) has not distributed, and will not distribute, to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; (5) has complied, and will comply, with all laws, rules and regulations applicable to any actions taken pursuant to this Section 2.13, including the nomination of its Stockholder Nominees and any permissible solicitation in connection with the annual meeting; and (6) consents to the public disclosure of the information provided pursuant to this Section 2.13; and (B) the facts, statements and other information in all communications with the Corporation and its stockholders by the Eligible Stockholder are, and will be, true and correct in all material respects and do not, and will not, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(x)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provides to the Corporation; (B) indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents or affiliates arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect any Stockholder Nominees pursuant to this Section 2.13; (C) comply with all requirements of this Section 2.13; and (D) upon request, provide to the Corporation within five business days after such request, but in any event prior to the date of the annual meeting, such additional information as is reasonably requested by the Corporation (including any information reasonably necessary to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Holding Period and through the date of the annual meeting).
(i)Representations and Agreement of any Stockholder Nominee.
(i)Materials Required to be Provided. Within the time period specified in this Section 2.13 for delivering the Nomination Notice, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Stockholder Nominee (A) other than as disclosed to the Corporation, (1) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given, and will not give, any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question; and (2) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director; (B) if elected, will comply with the Corporation’s corporate governance guidelines, code of ethics, share ownership and trading policies and guidelines, and any other policies and guidelines of the Corporation applicable to directors, as well as any applicable law, rule or regulation or listing requirement; (C) consents to being named in the Corporation’s proxy statement for the annual meeting as a nominee of the applicable Eligible Stockholder or of the board of directors; (D) agrees to serve as a director if elected; (E) consents to the public disclosure of the information provided pursuant to this Section 2.13; and (F) represents that such Stockholder Nominee intends to serve as director of the Corporation for the full term if so elected.

(ii)Additional Materials. At the written request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit all (A) completed and signed questionnaires required of the Corporation’s directors, nominees for director, and officers; and (B) additional information requested by the Corporation (1) as may be reasonably necessary to permit the board of directors or any of its committees to determine if such Stockholder Nominee (a) is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Applicable Independence Standards”); (b) is eligible to serve as a director of the Corporation; (c) has any direct or indirect relationship with the Corporation; and (d) is not, and has not been, subject to any event specified in Item 401(f) of Regulation S-K promulgated under the Securities Act (or any successor rule) or any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); and (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee.
(j)Supporting Statement. For each of its Stockholder Nominees, the Eligible Stockholder may provide to the Secretary of the Corporation, within the time period specified for providing the Nomination Notice, a written statement, not to exceed 500 words, for inclusion in the Corporation’s proxy statement for the annual meeting in support of the candidacy of such Stockholder Nominee (a “Supporting Statement”). No Supporting Statement may include any images, charts, pictures, graphic presentations or similar items.
(k)True, Correct and Complete Information. If any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), then such Eligible Stockholder or Stockholder Nominee, as the case may be, must promptly notify the Secretary of the Corporation in writing and provide the information that is required to make such information or communication true, correct, complete and not misleading. In addition, any person or entity providing any information to the Corporation pursuant to this Section 2.13 must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, postponement or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) pursuant to this Section 2.13(k) must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation no later than (i) five business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date); and (ii) seven business days prior to the date of the annual meeting or any adjournment, postponement or other thereof (in the case of any update and supplement required to be made as of 10 business days prior to the annual meeting). No notification, update or supplement provided pursuant to this Section 2.13(k) or otherwise will be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials).
(l)Disqualifications and Exclusions of Stockholder Nominees.
(i)Bases for Disqualifying or Excluding Stockholder Nominees. Notwithstanding anything to the contrary in this Section 2.13, the Corporation will not be required to include a Stockholder Nominee in its proxy materials (A) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule)) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the board of directors; (B) who is not independent under the Applicable Independence Standards as of the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the Corporation, as determined in good faith by the board of directors or any of its committees; (C) whose election as a member of the board of directors would cause the Corporation to be in violation of these by-laws, the certificate of incorporation of the Corporation, the rules and listing standards of the principal exchanges upon which the Corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation; (D) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (F) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); (G) if such Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 or otherwise becomes unavailable for election at the annual meeting (including because such Stockholder Nominee is no longer willing to serve on the board of directors); (H) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has provided information to the Corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the board of directors; (I) if such Stockholder Nominee, or the Eligible Stockholder who has nominated such Stockholder Nominee, otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder, as applicable, or fails to comply with its obligations pursuant to this Section 2.13; (J) if the Eligible Stockholder who has nominated such Stockholder Nominee ceases to be an Eligible Stockholder for any reason, including, but not limited to, not Owning the Required Shares through the date of the annual meeting; or (K) if such Stockholder Nominee and the Eligible Stockholder (or a representative thereof) or, in the case of a nomination by a group of stockholders, the representative designated by the group in accordance with Section 2.13(h)(iii), do not appear at the annual meeting to, as applicable, present the Stockholder Nominee for election.
(ii)Process Following Disqualification or Exclusion. Following any determination in accordance with Section 2.13(l)(i), (A) the Corporation will not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; (B) to the extent feasible, the Corporation may remove the information concerning a Stockholder Nominee and any related Supporting Statement (or portion thereof) from its proxy materials or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; and (C) the board of directors or the person presiding at the annual meeting will declare the nomination of such Stockholder Nominee to be invalid and such nomination will be disregarded notwithstanding that proxies in support of such Stockholder Nominee may have been received by the Corporation.
(m)Filing Obligation. The Eligible Stockholder (including any person or entity who Owns shares of common stock of the Corporation that constitute part of the Ownership of such Eligible Stockholder for purposes of meeting the Required Shares) must file with the SEC any solicitation of the Corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act (or any successor rule) or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act.

(n)Omitted Disclosure by the Corporation. Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in its sole discretion, determines (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard or provision of the Corporation’s certificate of incorporation or these by-laws.
(o)No Limitation on the Corporation. Nothing in these by-laws will limit the Corporation’s ability to (i) solicit against any Stockholder Nominee; (ii) include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee (including any information provided to the Corporation pursuant to this Section 2.13); or (iii) include in its proxy materials any Stockholder Nominee as a nominee of the board of directors.
(p)Exclusive Method for Proxy Access. This Section 2.13 provides the exclusive method for a stockholder to include nominees for election to the board of directors in the Corporation’s proxy materials.
ARTICLE 3: DIRECTORS
3.1Management.  The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these by-laws, the board of directors may exercise all the powers of the Corporation.
3.2Number; Qualification; Election; Term.  The number of directors which shall constitute the entire board of directors shall be not less than three. The first board of directors shall consist of the number of directors named in the certificate of incorporation of the Corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors. Except as otherwise required by law, the certificate of incorporation of the Corporation, or these by-laws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. At each annual meeting of stockholders, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. Except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Each director shall hold office until her/his successor shall have been elected and qualified or until her/his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the Corporation. Each director must have attained the age of majority.
3.3Change in Number.  No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.
3.4Vacancies.  Unless otherwise provided in the certificate of incorporation, any vacancy or any newly-created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by the sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until her/his successor shall have been elected and qualified, or, if earlier, until her/his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these by-laws with respect to the filling of other vacancies.
3.5Meetings of Directors.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.6First Meeting.  Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.
3.7[not used]
3.8Regular Meetings.  Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.
3.9Special Meetings.  Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or such number of directors as would constitute a quorum.
3.10Notice.  The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to her/him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
3.11Quorum; Majority Vote.  At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these by-laws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these by-laws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these by-laws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.12Procedure.  At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.
3.13Presumption of Assent.  A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless her/his dissent shall be entered in the minutes of the meeting or unless she/he shall file her/his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.14Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, without prior notice and without a vote, if all members of the board consent thereto in writing (including by electronic transmission), and, after such action is taken, the consent(s) are filed with the minutes of the proceedings of the board. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.14 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
3.15Compensation.  The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE 4: COMMITTEES
4.1Designation.  The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.
4.2Number; Qualification; Term.  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of her/his term as director, (ii) her/his resignation as a committee member or as a director, or (iii) her/his removal as a committee member or as a director.
4.3Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation, or these by-laws.
4.4Committee Changes.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
4.5Alternate Members of Committees.  The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not she/he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
4.6Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7Special Meetings.  Special meetings of any committee may be held whenever called by the Chair of the committee or by such number of directors as would constitute a quorum. The committee members calling any special meeting shall cause notice of such special meeting, including therein the time and place and, if such special meeting is not called by the Chair of the committee, the purpose, of such special meeting, to be given to each committee member at least two days before such special meeting. Other than as may be required by the foregoing in the case of a special meeting that is not called by the Chair of the committee, neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
4.8Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these by-laws.
4.9Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.
4.10Compensation.  Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
4.11Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.
ARTICLE 5: NOTICE
5.1Method.  Whenever by statute, the certificate of incorporation of the Corporation, or these by-laws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at her/his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, facsimile or electronic transmission). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the Delaware General Corporation Law.
5.2Waiver.  Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE 6: OFFICERS
6.1Election; Titles; Term of Office; Appointments

(a)The officers of the Corporation shall be a Chief Executive Officer and a Secretary. The Corporation may also have, at the discretion of the board of directors, a Chairman of the Board, a President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, and such other officers or agents as may be appointed at the discretion of the board of directors, including those appointed in accordance with the provisions of Section 6.1(b) of these by-laws. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.1(b) or Section 6.3 of these by-laws, shall be chosen by the board of directors.
(b)The board of directors may appoint, or may empower the Chief Executive Officer to appoint, such other officers or agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws or as the board of directors, or if empowered by the board of the directors, as the Chief Executive Officer, may from time to time determine.
(c)Each officer shall hold office until her/his successor shall have been duly elected and shall have qualified, until her/his death, or until she/he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.
6.2Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent appointed by the Chief Executive Officer, or any other officer or agent over whom the board of directors has designated removal authority to the Chief Executive Officer, may also be removed by the Chief Executive Officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
6.3Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors. Any vacancy in an office appointed by the Chief Executive Officer (by death, resignation, removal, or otherwise) may be filled by the Chief Executive Officer.
6.4Authority.  Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these by-laws or as may be determined by resolution of the board of directors or, if empowered by the board of directors, as determined by the Chief Executive Officer, not inconsistent with these by-laws.
6.5Compensation.  The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the Chief Executive Officer or designees thereof.
6.6Chairman of the Board.  The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

6.7Chief Executive Officer and President.
(a)    Subject to such supervisory powers, if any, as may be given by the board of directors to the Chairman of the Board, the Chief Executive Officer of the Corporation shall, subject to the control of the board of directors, have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.
(b)    Subject to the supervision, direction and control of the Chief Executive Officer, if there be such an officer, the President shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. She/he shall have the general powers and duties of management usually vested in the office of President of a Corporation and shall have such other powers and duties as may be prescribed by the board of directors or these by-laws.
6.8Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned to her/him by the board of directors, the Chairman of the Board, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act unless there is a then serving Chief Executive Officer, in which case the Chief Executive Officer shall exercise the powers of the President. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.9Treasurer.  The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board or the Chief Executive Officer.
6.10Assistant Treasurers.  Each Assistant Treasurer shall have such powers and duties as may be assigned to her/him by the board of directors, the Chairman of the Board or the Chief Executive Officer. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.
6.11Secretary.  Except as otherwise provided in these by-laws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and she/he shall attend to the giving and service of all notices. She/he may sign with the Chairman of the Board or the Chief Executive Officer, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. She/he may sign with the Chairman of the Board or the Chief Executive Officer all certificates for shares of stock of the Corporation, and she/he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. She/he shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board and the Chief Executive Officer.
6.12Assistant Secretaries.  Each Assistant Secretary shall have such powers and duties as may be assigned to her/him by the board of directors, the Chairman of the Board or the Chief Executive Officer. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.
ARTICLE 7: CERTIFICATES AND SHAREHOLDERS
7.1Certificates for Shares.  The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the

Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or vice-chairperson of the board of directors, or the Chief Executive Officer or President or vice-president and by the Secretary or an assistant secretary of the Corporation or by any two other authorized officers of the Corporation or in such other manner as the board of directors may prescribe by resolution, with such certificate representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be by a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.
7.2Replacement of Lost or Destroyed Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or her/his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
7.3Transfer of Shares.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock or by her/his attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

7.4Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
7.5Regulations.  The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient, including without limitation a requirement that a transferor furnish a legal opinion or such other evidence as is reasonably satisfactory to the Corporation and its counsel that any proposed transfer of shares does not violate the registration requirements of any state or federal securities law, concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.
7.6Legends.  The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE 8: MISCELLANEOUS PROVISIONS
8.1Dividends.  Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.
8.2Reserves.  There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.
8.3Books and Records.  The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4Fiscal Year.  The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.
8.5Seal.  The seal of the Corporation shall be such as from time to time may be approved by the board of directors.
8.6Resignations.  Any director, committee member, or officer may resign by giving written notice to the Secretary or, if not to the Secretary, to the board of directors, the Chairman of the Board or the Chief Executive Officer, in each case with a copy to the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
8.7Securities of Other Corporations.  The Chairman of the Board, the Chief Executive Officer, or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
8.8Telephone Meetings.  Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a conference telephone or similar means of remote communications by which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
8.9Invalid Provisions.  If any part of these by-laws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.10Mortgages, etc.  With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.
8.11Headings.  The headings used in these by-laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
8.12References.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.
8.13Amendments.  The Board of Directors shall have the power to adopt, alter, amend or repeal the by-laws of the Corporation by vote of not less than a majority of the directors then in office. The holders of shares of capital stock of the Corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the by-laws of the Corporation, but only if such action receives the affirmative vote of at least 80% of the outstanding Voting Stock (as defined in the Corporation’s certificate of incorporation), voting together as a single class.

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing by-laws were adopted by resolution of the directors of the Corporation as of August 1, 2021.

/S/ R. Eddie Dixon, Jr.
R. Eddie Dixon, Jr., Secretary